UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
VALIDUS HOLDINGS, LTD.

(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

Validus Holdings, Ltd. Bermuda Commercial Bank Building 19 Par-la-Ville Road Hamilton, HM 11 Bermuda

Mailing Address: Suite 1790 48 Par-la-Ville Road Hamilton, HM 11 Bermuda

Telephone: (441) 278-9000 Facsimile: (441) 278-9090 Website: www.validusre.bm
VALIDUS COMMENTS ON RULING BY SUPREME COURT OF BERMUDA
Court Finds It Has Jurisdiction to Sanction Scheme of Arrangement
Validus Reminds IPC Shareholders to Vote AGAINST the Proposed Max Amalgamation to Preserve the
Opportunity to Benefit from Validus’ Superior Offer
Hamilton, Bermuda — May 29, 2009 — Validus Holdings, Ltd. (“Validus”) (NYSE: VR) today issued the following statement regarding today’s decision by the Supreme Court of Bermuda in connection with Validus’ previously announced Scheme of Arrangement to acquire IPC Holdings, Ltd. (“IPC”) (NASDAQ: IPCR).
The court rejected IPC’s primary contention that the court did not have jurisdiction to sanction a Scheme of Arrangement without approval of IPC’s Board, and found that a Scheme of Arrangement could be approved on behalf of IPC by its shareholders acting at a general meeting. However, the court determined not to exercise its discretion to order a meeting in advance of the vote on the proposed Max Amalgamation Agreement and evidence of IPC shareholder support for the Scheme of Arrangement. This means that the Scheme of Arrangement can be pursued if IPC shareholders reject the Max Amalgamation Agreement at IPC’s annual meeting on June 12.
Ed Noonan, Validus’ Chairman and Chief Executive Officer, said: “Despite the extraordinary efforts by IPC and Max, the court’s ruling supports the rights of IPC shareholders to obtain the value offered by Validus should they so desire. Validus is pleased that, if the Max deal is voted down, it will have a clear path to pursue a Scheme of Arrangement.”
On May 18, 2009 Validus delivered an increased offer to the Board of Directors of IPC in which IPC shareholders will now receive $3.00 in cash and 1.1234 Validus voting common shares for each IPC common share, representing total consideration of $30.14 per IPC common share based on Validus’ closing price on Friday, May 15, 2009, the last trading day prior to the announcement of Validus’ increased offer, a 13.2% premium to IPC’s closing price on that day.
Vote AGAINST Proposed Max Amalgamation
Validus continues to urge IPC shareholders to preserve their right to receive Validus’ superior offer by voting AGAINST the proposed Max amalgamation on the GOLD proxy card. Shareholders who have previously voted on IPC’s white proxy card may obtain assistance in revoking or changing that vote by contacting Georgeson Inc. toll-free at (888) 274-5119 (banks and brokers should call (212) 440-9800), or email validusIPC@georgeson.com.

Exchange Offer
Validus urges IPC shareholders to tender their shares into the Validus Exchange Offer. As previously announced, the Exchange Offer will expire at 5:00 p.m., New York City time (6:00 p.m., Atlantic time), on Friday, June 26, 2009, unless extended. The revised offering documents, including a new letter of transmittal, describing the improved economic terms of the Exchange Offer and the means for IPC shareholders to tender IPC common shares into the offer will be delivered to IPC shareholders. Shareholder questions regarding the Exchange Offer or requests for offering documents should be directed to Validus’ Information Agent for the Exchange Offer, Georgeson Inc., toll-free at (800) 213-0317 (banks and brokers should call (212) 440-9800), or email validusIPC@georgeson.com.
Copies of the transaction documents and an updated Validus investor presentation, detailing the benefits of Validus’ increased offer, are available on its website at www.validusre.bm.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Contacts:
Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000
Media:
Jamie Tully/Jonathan Doorley
Sard Verbinnen & Co
+1-212-687-8080
OR
Roddy Watt/Tony Friend
College Hill
+44 (0)20 7457 2020
Cautionary Note Regarding Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) uncertainty as to whether Validus will be able to enter into and to consummate the proposed acquisition on the terms set forth in the improved Validus amalgamation offer; 2) uncertainty as to the actual premium that will be realized by IPC shareholders in connection with the proposed acquisition; 3) uncertainty as to the long-term value of Validus common shares; 4) unpredictability and severity of catastrophic events; 5) rating agency actions; 6) adequacy of Validus’ or IPC’s risk management and loss limitation methods; 7) cyclicality of demand and pricing in the insurance and reinsurance markets; 8) Validus’ limited operating history; 9) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 10) adequacy of Validus’ or IPC’s loss reserves; 11) continued availability of capital and financing; 12)

retention of key personnel; 13) competition; 14) potential loss of business from one or more major insurance or reinsurance brokers; 15) Validus’ or IPC’s ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 16) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 17) the integration of Talbot or other businesses we may acquire or new business ventures we may start; 18) the effect on Validus’ or IPC’s investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 19) acts of terrorism or outbreak of war; 20) availability of reinsurance and retrocessional coverage; 21) failure to realize the anticipated benefits of the proposed acquisition, including as a result of failure or delay in integrating the businesses of Validus and IPC; and 22) the outcome of litigation arising from the Validus Offer for IPC, as well as management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and the risk factors included in IPC’s most recent reports on Form 10-K and Form 10-Q and other documents of Validus and IPC on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Additional Information about the Proposed Acquisition and Where to Find It:
This press release relates to the Exchange Offer by Validus to exchange each issued and outstanding common share of IPC for 1.1234 voting common shares of Validus and $3.00 in cash. This press release is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, IPC common shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the preliminary prospectus/offer to exchange included in the Registration Statement on Form S-4 (including the letter of transmittal and related documents and as amended and supplemented from time to time, the “Exchange Offer Documents”) that Validus has filed or may file with the SEC. The Registration Statement has not yet become effective. The Exchange Offer will be made only through the Exchange Offer Documents.
This press release is not a substitute for the proxy statements that Validus has filed or may file with the SEC or any other documents which Validus may send to its or IPC’s shareholders in connection with the proposed acquisition. Validus has sent a definitive proxy statement to IPC shareholders seeking proxies to oppose the issuance of IPC shares in connection with the amalgamation agreement between IPC and Max (the “Opposition Proxy Statement”). Validus has also sent a definitive proxy statement to its shareholders seeking proxies to approve the issuance of Validus voting common shares in connection with the proposed transaction between IPC and Validus (the “Validus Share Issuance Proxy Statement”). In addition, Validus has filed preliminary proxy statements with the SEC in connection with the Scheme of Arrangement (the “Scheme of Arrangement Proxy Statements”).
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS, THE OPPOSITION PROXY STATEMENT, THE VALIDUS SHARE ISSUANCE PROXY STATEMENT, THE SCHEME OF ARRANGEMENT PROXY STATEMENTS AND ANY OTHER PROXY STATEMENTS OR RELEVANT DOCUMENTS THAT VALIDUS HAS FILED OR MAY FILE WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus through Jon Levenson, Senior Vice President, at +1-441-278-9000.
Participants in the Solicitation:
Validus and certain of its executive officers are deemed to be participants in any solicitation of shareholders in connection with the proposed acquisition. Information about Validus’ executive officers is available in Validus’ proxy statement, dated March 25, 2009 for its 2009 annual general meeting of shareholders.
# # #